UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2007
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01      Other Events
     On April 19, 2007, Onyx Pharmaceuticals, Inc. (“Onyx”) filed its definitive proxy statement (the “Proxy Statement”) for its 2007 Annual Meeting of Stockholders to be held on May 25, 2007 (the “Annual Meeting”). On May 2, 2007, Onyx engaged The Altman Group to assist it, and its directors and employees, in soliciting proxies for its Annual Meeting. The Altman Group may solicit proxies in person, by telephone, or by other means of communication. Onyx will pay The Altman Group (i) its customary base fee of approximately $7,500, (ii) out-of-pocket expenses if it solicits proxies and (iii) additional fees associated with a telephone solicitation campaign, if utilized.
     Investors and security holders of Onyx are urged to read the Proxy Statement and other documents filed with the SEC carefully in their entirety because they will contain important information about the Annual Meeting. Investors and security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Onyx through the web site maintained by the SEC at www.sec.gov.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: May 3, 2007	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer